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                                                                    Exhibit 10.5

                               AMENDMENT NO. 1 TO
                 FASTENAL COMPANY STOCK APPRECIATION RIGHTS PLAN

This Amendment No. 1 to the Fastenal Company Stock Appreciation Rights Plan (the "Plan") is adopted and made by Fastenal Company, a Minnesota corporation with principal offices at Winona, Minnesota (the "Company"), pursuant to the power reserved to the Company under Paragraph 9 of the Plan. The Plan, which was adopted effective April 18, 2000, for the benefit of certain employees of Fastenal Company (the "Company"), is hereby amended as follows.

1.   Subparagraph 5(a) of the Plan is hereby amended to read as follows:

          (a) Base Price. The Base price per Unit with respect to each Right
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     shall be determined and stated by the Board at the time of grant. Such Base price shall be not less than the closing price at which Shares of the Common Stock were traded on the securities exchange or Nasdaq National Market System on which the Shares are then listed and traded on the most recent trading date preceding the date of grant. If the Common Stock is not then listed and traded upon a securities exchange or the Nasdaq National Market System, such Base price shall be not less than the fair market value of a Share on the date of grant, as determined by the Board. The determination of the Base price by the Company shall be binding upon the Participant and all other persons.

2.   Subparagraph 5(b) of the Plan is hereby amended to read as follows:

          (b) Exercise Price. The Exercise Price per Unit with respect to each
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     Right shall be the fair market value of a Share on the date of exercise.
     For the purposes hereof, fair market value shall be determined: (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange or the Nasdaq National Market System, upon the basis of the mean between the bid and asked quotations for such stock on the date of exercise (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of exercise, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the date of exercise or (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange or the Nasdaq National Market System, upon the basis of the mean between the highest and lowest selling prices at which Shares of the Common Stock were traded on such recognized securities exchange or the Nasdaq National Market System on the date of exercise or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of exercise. The Administrator shall determine and state the fair market value at the time of exercise, and such determination shall be binding upon the Participant and all other persons.

3.   Subparagraph 5(c) of the Plan is hereby amended to read as follows:

          (c) Period of Rights. The period of each Right shall be specified by
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     the Board at the time of grant. If the expiration date is a day on which the

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     securities exchange or the Nasdaq National Market System on which the
     Shares are then listed and traded is closed, the expiration date shall be the next day on which it is not closed.

4.   Paragraph 9 of the Plan is hereby amended to read as follows:

     9.   Amendment, Suspension, or Termination of Plan.
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     The Company may at any time suspend or terminate the Plan or may amend it from time to time in such respects as it may deem advisable in order that the Rights granted thereunder may conform to any changes in the law or in any other respect which it may deem to be in the best interests of the Company. No Right may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a Participant's consent, impair any of the rights or obligations under any Right theretofore granted to such Participant under the Plan. A Participant's consent to any amendment, suspension, or termination of the Plan or to any Right issued pursuant to the Plan shall be deemed to have been given if the Participant fails to object in writing within 15 days after written notice thereof, given in person or by certified mail sent to the Participant's address contained in the records of the Company.

5. The provisions of this Amendment shall be effective on and after January 1, 2002, and shall apply to Rights thereafter issued under the Plan, but shall not apply to Rights outstanding on that date.

6.   Except as modified herein, the Plan shall remain in full force and effect.

Executed at Winona, Minnesota, this 2nd day of January, 2002.

                                FASTENAL COMPANY


                                /s/ Robert A. Kierlin
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                                Robert A. Kierlin, CEO

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